EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference to (a) the Registration Statement on Form S-3 (333-97341), as amended, and the Prospectus contained therein, (b) the Registration Statement on Form S-3 (333-49528), as amended, and the Prospectus contained therein, (c) the Registration Statement on Form S-3 (333-1044), as amended, and the Prospectus contained therein, (d) the Registration Statement on Form S-3 (033-55792-NY), as amended, and the Prospectus contained therein, (e) the Registration Statement on Form S-8 (333-01048), as amended, and the Prospectus contained therein, (f) the Registration Statement on Form S-3 (333-69311), as amended, and the Prospectus contained therein, (g) the Registration Statement on Form S-3 (333-30054) and the Prospectus contained therein, (h) the Registration Statement on Form S-3 (333-32642) and the Prospectus contained therein, (i) the Registration Statement on Form S-8 (333-31832) and the Prospectus contained therein, and (j) the Registration Statement on Form S-3 (333-69134) and the Prospectus contained therein, of our report dated September 16, 2002, relating to the financial statements which appear in this Form 10-K of Greg Manning Auctions, Inc.





/s/  Amper, Politziner & Mattia P.C.

Edison, New Jersey
September 25, 2002